Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MAF Bancorp, Inc.

We consent to incorporation by reference in the registration statements (No.’s 33-79110, 333-83534, 333-61792, 333-72863, 333-72865, 333-110986, 333-110990 and 333-132231) on Form S-8 of MAF Bancorp, Inc. of our reports dated March 1, 2007, relating to the consolidated statements of financial condition of MAF Bancorp, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the 2006 Form 10-K of MAF Bancorp, Inc., dated March 1, 2007.

/s/ KPMG LLP

Chicago, Illinois
March 1, 2007